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                                                                   Exhibit 24(a)
                                                                   -------------

                             THE GORMAN-RUPP COMPANY

                             Secretary's Certificate
                             -----------------------

                  The undersigned, Robert E. Kirkendall, hereby certifies (i) that he is the duly elected, qualified and acting Corporate Secretary of The Gorman-Rupp Company; and (ii) that attached hereto as Exhibit A is a true and correct copy of certain resolutions duly adopted by the Company's Board of Directors by an Action of the Directors Without a Meeting dated as of March 8, 2001, which resolutions have not been amended, rescinded or modified and are in full force and effect on the date hereof.

                  IN WITNESS WHEREOF, I have hereunto signed this Secretary's Certificate this 28th day of March, 2001.

                                                     /s/ ROBERT E. KIRKENDALL
                                                     ------------------------
                                                     Robert E. Kirkendall,
                                                      Corporate Secretary







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                                                                    Exhibit A
                                                                    ---------

                             THE GORMAN-RUPP COMPANY

                    Action of the Directors Without a Meeting
                    -----------------------------------------

                  Pursuant to Section 1701.54 of the Ohio Revised Code and
Article II, Section 4 of the Company's Regulations, the undersigned, being all of the Directors of The Gorman-Rupp Company, an Ohio corporation (the "Company"), hereby adopt, by this written action in lieu of a meeting, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting of the Board of Directors:

                  RESOLVED, that the Distribution Agreement dated as of March 12, 2001 (a copy of which is ordered to be annexed to this Action in Writing) which relates to the proposed resale of up to 90,000 of the Company's currently outstanding Common Shares held by Bank One Trust Company, N.A., Mansfield, Ohio, as trustee of the James C. Gorman, Sr. Trust and the Ruth B. Gorman Trust (both dated December 29, 1952), together with the transactions and other matters and acts on the part of the Company contemplated thereby, hereby are each authorized and approved.

                  FURTHER RESOLVED, that any executive officer of the Company hereby is authorized, for and on behalf of the Company, to execute and deliver the aforesaid Distribution Agreement, with such additions thereto and changes therein as the officer so acting shall approve, such approval (and the authority of the officer so acting) to be conclusively evidenced by his execution of such document.

                  FURTHER RESOLVED, that in connection with the proposed resale of up to 90,000 of the Company's Common Shares held by Bank One Trust Company, N.A., Mansfield, Ohio (as trustee), the executive officers of the Company, and each of them, hereby are authorized, for and on behalf of the Company, (i) to prepare and cause to be prepared, executed and filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-3 (or such other form as counsel to the Company may advise as appropriate), and to do and cause to be done all other things necessary or advisable in order to effect the registration of 90,000 Common Shares to permit the sales of such Shares by Bank One (as trustee) pursuant to the foregoing Distribution Agreement; and (ii) to take any and all other action deemed necessary or advisable by such officers to continue such registration statement in effect for a three-year period (unless extended), including the filing of one or more supplements or post-effective amendments thereto.

                  FURTHER RESOLVED, that the executive officers of the Company, and each of them, hereby are authorized, for and on behalf of the Company, to take or cause to be taken any


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and all actions that they may deem necessary or advisable in order to effect the registration, qualification or exemption of the foregoing 90,000 Common Shares to permit the sales of such Shares by Bank One (as trustee) pursuant to the foregoing Distribution Agreement under the securities or Blue Sky laws of any jurisdiction of the United States of America or Canada; and in connection therewith, to execute, acknowledge, verify, deliver, file and publish all such applications, reports, covenants, resolutions and other papers and instruments as may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration, qualification or exemption for a three-year period (unless extended).

                  FURTHER RESOLVED, that Jeffrey S. Gorman, Robert E. Kirkendall and Anthony R. Moore, and each of them, hereby are appointed as attorneys for the Company, with full power of substitution and resubstitution, for and in the name, place and stead of the Company, to sign and file the aforesaid registration statement and any and all supplements and amendments (including post-effective amendments), exhibits and consents thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such registration statement or the securities covered thereby; and to sign and file any and all applications, reports, covenants, resolutions and other papers and instruments in order to effect the foregoing registration, qualification or exemption under the securities or Blue Sky laws of any jurisdiction of the United States of America or Canada, with full power and authority to do and perform any and all acts and things whatsoever necessary or advisable to be done in the premises, and each such act by each such attorney hereby is ratified and approved.

                  FURTHER RESOLVED, that the executive officers of the Company, and each of them, hereby are authorized, for and on behalf of the Company, to execute a Power of Attorney evidencing the foregoing appointment.

                  FURTHER RESOLVED, that the executive officers of the Company, and each of them, hereby are authorized, for and on behalf of the Company, to take any and all action that they may deem necessary or advisable in order to register the Company as a dealer or broker in any jurisdiction wherein such registration is necessary or advisable in order to permit sales of the Common Shares held by Bank One (as trustee) as contemplated herein; and in connection therewith, to execute, acknowledge, verify, deliver, file and publish all applications, reports, covenants, resolutions and other papers and instruments as may be necessary or advisable under the securities or other laws of such jurisdictions, and take any and all further action which they deem necessary or advisable in order to maintain any such registration for as long as they may deem to be in the best interests of the Company.

                  FURTHER RESOLVED, that if any jurisdiction in which any of the foregoing applications, reports or other documents are filed prescribes a form of resolution or resolutions to be adopted by the Directors of the Company, such form of resolution or resolutions shall be deemed to have been and hereby is adopted, and the Secretary or any attorney appointed for the Company hereby is authorized and directed to certify the adoption of all such resolutions as though such resolutions were adopted hereby, and all such resolutions hereby are ordered to be annexed to this Action in Writing.


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                  FURTHER RESOLVED, that the executive officers of the Company, and each of them, hereby are authorized and directed, for and on behalf of the Company, to execute and deliver all such documents and instruments and take all such actions as the officer or officers so acting may approve as being necessary or advisable to accomplish the purposes of any of the foregoing resolutions or otherwise to consummate any of the transactions or other acts contemplated thereby or incident thereto, and the execution and delivery of any such document or instrument or taking of any such action by them, or any of them, shall be conclusive evidence of the approval of the officer or officers so acting and of their authority so to act.

                  EXECUTED as of the 8th day of March, 2001.

                                 Directors

/s/ JEFFREY S. GORMAN                    /s/ JAMES C. GORMAN
---------------------------------        -------------------------------
Jeffrey S. Gorman                        James C. Gorman


/s/ WILLIAM A. CALHOUN                   s/ THOMAS E. HOAGLIN
---------------------------------        -------------------------------
William A. Calhoun                       Thomas E. Hoaglin


/s/ CHRISTOPHER H. LAKE                  s/ PETER B. LAKE
--------------------------------         -------------------------------
Christopher H. Lake                      Peter B. Lake


/s/ W. WAYNE WALSTON                     /s/ JOHN A. WALTER
---------------------------------        --------------------------------
W. Wayne Walston                         John A. Walter